Exhibit 4.4

No. 1	750,000 Shares

INFOLOGIX, INC.

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:30 P.M., EASTERN
TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”),  AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE  WITH THE  REGISTRATION  OR  QUALIFICATION  PROVISIONS  OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

FOR VALUE RECEIVED,  INFOLOGIX, INC., a Delaware corporation  (the  “Company”),  hereby  agrees to sell upon the terms and on the conditions  hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter  defined) to  David T. Gulian or registered assigns (the “Holder”), under  the  terms  as hereinafter set forth, 750,000 fully paid and non-assessable shares of the Company’s Common Stock, par value $0.00001 per share (the “Warrant  Stock”), at a purchase  price of $2.00 per share (the  “Warrant Price”), pursuant to this  warrant  (this “Warrant”).  The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain  events as  hereinafter  set forth.  The term “Common Stock” shall mean, when used herein,  unless the context  otherwise  requires, the stock and other securities  and  property  at the  time  receivable  upon the  exercise of this Warrant.

1.               Exercise of Warrant.

a.        The Holder may exercise this Warrant according to its terms by completing the subscription form attached hereto and surrendering this Warrant to the Company at the address set forth in Section 9, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the subscription form, or as otherwise provided in this Warrant, prior to 5:30 p.m., Eastern Time, on November 29, 2011 (the “Expiration Date”).

b.       This Warrant shall become exercisable according to the vesting schedule set forth in this Section 1(b).  This Warrant shall vest at a rate of 25% (or 262,500 shares of Warrant Stock) on November 29, 2007 and thereafter 21,875 shares of Warrant Stock shall vest monthly until all shares of Warrant Stock are fully vested

c.        This  Warrant may be  exercised  in whole or in part so long as any exercise in part hereof would not involve the issuance of  fractional  shares of Warrant  Stock.  If exercised in part, the Company shall deliver to the Holder a new Warrant,  identical in form, in the name of the Holder, evidencing the right to purchase  the number of shares of Warrant  Stock as to which this Warrant has not been  exercised,  which new Warrant shall be signed by the  Chairman,  Chief Executive  Officer or President and the Secretary or Assistant  Secretary of the Company.  The term Warrant as used herein shall include any  subsequent  Warrant issued as provided herein.

d.       No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  The Company shall pay cash in lieu of fractional shares with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

e.        In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised.  The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Stock immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Warrant Stock at the opening of business on the next succeeding date on which the stock transfer books are open.  Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

2.               Disposition of Warrant Stock and Warrant.

a.     The Holder hereby acknowledges that (i) this Warrant and any Warrant Stock purchased pursuant hereto are, as of the date hereof, not registered: (A) under the Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering and (ii) that the Company’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder.  The Holder represents and warrants that he, she or it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing his, her or its participation with others or reselling or otherwise distributing the same, subject.

The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

b.   If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable  provisions of the Act, the Company may at its election require that the Holder provide the Company with written  reconfirmation of the Holder’s investment  intent and that any stock  certificate  delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.      Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant.  The Company further agrees that all shares of Warrant Stock represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable.

4.      Exchange, Transfer or Assignment of Warrant.  This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.  Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

5.      Capital Adjustments.  This Warrant is subject to the following further provisions:

a.     Recapitalization, Reclassification and Succession.  If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

b.     Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

c.     Stock Dividends and Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 5(d) and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

d.     Warrant Price Adjustment.  Whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be proportionately adjusted.

e.     Certain Shares Excluded.  The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

f.      Deferral and Cumulation of De Minimis Adjustments.  The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

6.      Notice To Holders.

a.               Notice of Record Date.  In case:

(i)       the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities;

(ii)      of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)     of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such  reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up.  Such notice shall be mailed at least 15 days prior to the record date therein specified; provided, however, failure to provide any such notice shall not affect the validity of such transaction.

b.     Notice of Adjustment.  Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly notify the Holder of this Warrant of the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment.

7.      Loss, Theft, Destruction or Mutilation.  Upon receipt by the Company of evidence satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver a new Warrant of like tenor dated the date hereof.

8.      Warrant Holder not a Stockholder.  The Holder of this Warrant, as such, shall not be entitled by reason of this  Warrant to any rights  whatsoever as a stockholder of the Company.

9.      Notices.  Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted  by registered or certified  mail, return receipt requested,  or nationally  recognized overnight delivery service, to the Company at its principal  executive offices 101 E. County Line Road, Suite 210, Hatboro, PA  19040, Attention: Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register  maintained by the Company.

10.    Choice of Law.  THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN  ACCORDANCE  WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

11.    Jurisdiction and Venue.  The Company and Holder hereby agree that any dispute which may arise  between them arising out of or in connection  with this Warrant shall be adjudicated before a court located in New Castle County, Delaware and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware  located in New Castle County with  respect to any action or legal  proceeding  commenced by any party,  and irrevocably  waive any objection they now or  hereafter  may have  respecting  the  venue of any such  action  or proceeding  brought in such a court or respecting the fact that such court is an inconvenient  forum,  relating to or arising out of this  Warrant or any acts or omissions relating to the sale of the securities  hereunder,  and consent to the service of process in the manner set forth in Section 9 of this Warrant.

IN WITNESS  WHEREOF,  the undersigned has duly executed this Warrant as of this 29th day of November, 2006.

INFOLOGIX, INC.

By:	John A. Roberts
Name: John A. Roberts
Title: Chief Financial Officer

FORM OF EXERCISE

(to be executed by the registered holder hereof)

The undersigned hereby exercises the right to purchase                   shares of common stock, par value $0.00001 per share (“Common Stock”), of InfoLogix, Inc. evidenced by the within Warrant Certificate for an Exercise Price of $           per share and herewith makes payment of the purchase price in full of $              .  Kindly issue certificates for shares of Common Stock (and for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any) in accordance with the instructions given below.

Dated:                              , 20   .

Instructions for registration of stock:

Name (Please Print)

Social Security or other identifying Number:

Address:
City/State and Zip Code

Instructions for registration of certificate representing
the unexercised balance of Warrants (if any)

Name (Please Print)

Social Security or other identifying Number:

Address:
City, State and Zip Code